EXHIBIT 10.1
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                   AMENDMENT NO. 1 AND WAIVER
                               TO
                         NOTE AGREEMENT

     This Amendment No. 1 and Waiver (the "Amendment") to that certain Note Agreement, dated as of August 30, 1991, between Storage Technology Corporation, a Delaware corporation (the "Company"), and the purchasers listed in the Purchaser Schedule attached thereto (the "Note Agreement") is entered into as of April 1, 1994 by and between the Company and the holders of the Company's 9.53% Senior Secured Notes due August 31, 1996 ("Notes") which are signatories hereto. Capitalized terms defined in the Note Agreement which are used herein shall have the meanings set forth in the Note Agreement unless otherwise specified herein.

                           WITNESSETH:

     WHEREAS, pursuant to Section 11C of the Note Agreement, the Company has requested certain amendments to the financial covenants contained in the Note Agreement and the holders of the Notes ("Holders") which are signatories hereto have agreed, subject to the terms and conditions contained herein, to amend such financial covenants as set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to Note Agreement. Subject to the terms and conditions specified herein, effective as of the Effective Date (as defined below), the Agreement is amended as of April 1, 1994 as follows:

     1.1 Schedule 6C(4)(iv) to the Note Agreement is hereby amended and restated in its entirety to read as set forth in
Exhibit 1.1 attached hereto.

     1.2 Schedule 8A(1) to the Note Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit 1.2 attached hereto.

     1.3 Certain subparagraphs set forth in paragraph 5 of the Note Agreement are hereby amended as follows:

     (a) Paragraph 5A(1) of the Note Agreement is hereby amended and restated in its entirety as set forth below:

          (1) as soon as practicable and in any event within 55 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a
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          consolidated statement of income and statement of cash
          flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from ordinary year-end adjustments;

     (b) Paragraph 5A(2) of the Note Agreement is hereby amended and restated in its entirety as set forth below:

          (2) as soon as practicable and in any event within 100 days after the end of each fiscal year, a consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit all in reasonable detail and, as to the consolidated financial statements, certified to the Company by independent public accoun-tants of recognized national standing selected by the Company whose certificate shall be in scope and substance satisfactory to you;

     (c) The second paragraph after clause (9) of paragraph 5A of the Note Agreement is hereby amended by deleting the words "6C(3)".

     (d) Paragraph 5C of the Note Agreement is hereby amended by deleting the words "if the Company acquires XL".

     1.4 Certain subparagraphs set forth in paragraph 6 of the Note Agreement are hereby amended as follows:

     (a) Paragraph 6A(1) of the Note Agreement is hereby amended by deleting the amount "$525,000,000" and inserting in lieu thereof the amount "$700,000,000."

     (b) Paragraph 6B(b) of the Note Agreement is hereby amended by deleting the words "(other than XL unless the Subsidiary paying such dividends is a wholly owned Subsidiary of XL)".

     (c) Paragraph 6B(f) of the Note Agreement is hereby amended by deleting the words "(other than XL and any Subsidiary of XL)".

     (d) Paragraph 6C(2) of the Note Agreement is hereby amended and restated in its entirety as set forth below:

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          6C(2).    Debt --   Create, incur or assume any Debt or
          Contingent Obligation, except:

               (i)  Debt of the Company represented by the Notes,

               (ii) Debt of the Company to any Subsidiary of the Company,

               (iii) Debt of any Subsidiary of the Company to any other Subsidiary of the Company,

               (iv) Debt of any Subsidiary of the Company to the Company , and

               (v) Other Debt of the Company or of any Subsidiary of the Company and Contingent Obligations if as of the last day of the Company's fiscal quarter in which such Debt or Contingent Obligation is created, incurred or assumed (including, without limitation, each borrowing under the Revolving Loan Agreement and each borrowing under any other revolving credit facility) and after giving effect thereto, (a) the sum of the aggregate outstanding principal amount of all Senior Recourse Debt plus the amount of all Contingent Obligations of the Company and its Subsidiaries does not exceed an amount equal to 40% of Tangible Net Worth, (b) the sum of the aggregate outstanding principal amount of all Consolidated Debt (including, without limitation, Subordinated Debt and Consolidated Non-Recourse Debt) plus the amount of all Contingent Obligations of the Company and its Subsidiaries does not exceed an amount equal to 115% of Tangible Net Worth and (c) the amount of all Contingent Obligations of the Company and its Subsidiaries does not exceed 10% of Tangible Net Worth. For purposes of this clause (v), the amount of Contingent Obligations shall be the aggregate outstanding face amount of all obligations guaranteed, endorsed or otherwise subject to becoming a direct obligation (upon the occurrence of any contingency or otherwise) under all Contingent Obligations of the Company and its Subsidiar-ies (including, without limitation, the face amount of all undrawn letters or credit).

     (e) Paragraph 6C(3) of the Note Agreement is hereby deleted in its entirety.

     (f) Paragraph 6C(4) of the Note Agreement is hereby amended and restated in its entirety as set forth below:

          6C(4).    Restricted Investments -- Make or permit to
          remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities

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          of, or any other interest in, or make any capital
          contribution to any Person (all of the foregoing loans, advances, purchases, acquisitions, extensions and permis-sions to remain outstanding, other than those set forth in clauses (i) through (vi) below, being collectively referred to as "Restricted Investments" and individually as a "Restricted Investment"), except:

               (i) any Subsidiary of the Company may make or permit to remain outstanding loans or advances to the Company or any other Subsidiary and the Company may make or permit to remain outstanding loans or advances to any of its Subsidiaries,

               (ii) the Company and each of its Subsidiaries may own, purchase or acquire stock or other securities of another Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary,

               (iii) the Company and each of its Subsidiaries may acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any such Subsidiary,

               (iv) the Company and each of its Subsidiaries may make investments in accordance with its written cash investment policy as set forth as Schedule 6C(4)(iv) attached hereto,

               (v) the Company may permit to remain outstanding the Company's present investments described on Schedule
          6C(4)(v) attached hereto, and

               (vi) Restricted Investments permitted to be made pursuant to paragraph 6B.

     (g) Paragraph 6C(6) of the Note Agreement is hereby amended and restated in its entirety as set forth below:

          6C(6).    Merger and Sale of Assets -- Merge or consoli-
          date with any other corporation or sell, lease, transfer or otherwise dispose of all of its assets or a Substantial Part of its assets, to any Person, except that:

               (i) any Subsidiary of the Company may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other such wholly-owned Subsidiaries,

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               (ii) any Subsidiary  may sell, lease, transfer or
          otherwise dispose of any of its assets to the Company or another such Subsidiary, and

               (iii) the Company may merge with any other corpora-tion, provided that (a) the Company shall be the continu-ing or surviving corporation, and (b) both before and immediately after such merger (1) the Company shall not be in violation of the covenants set forth in paragraphs 6A(1) and 6A(2) hereof, as of the date of such merger, and (2) the Company shall be able to incur at least $1.00 of additional Senior Recourse Debt and $1.00 of additional Contingent Obligations under paragraph 6C(2) (assuming such Debt and Contingent Obligations were incurred in the fiscal quarter of the Company immediately preceding the then existing fiscal quarter), provided, however, that with respect to each of clauses
     (i), (ii) and (iii) above, there shall exist no Default or Event of Default either immediately before or after giving effect to any such merger, sale, lease, transfer or other disposition.

     (h) Paragraph 6C(9) of the Note Agreement is hereby amended and restated in its entirety as set forth below:

          6C(9).    Transactions with Affiliates -- Directly or
          indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with in the ordinary course of business or otherwise
          (i) any Affiliate of the Company, or (ii) any Person related by blood, adoption or marriage to any Affiliate of the Company; provided, however, that this paragraph shall not be deemed to prohibit transactions the terms of which are at least as favorable to the Company and its Subsidiaries (as applicable) as the terms that could be obtained by the Company and such Subsidiary on an arm's length basis with a Person other than a Person described in clause (i) or (ii) above.

     1.5 Paragraph 11D of the Note Agreement is hereby amended by deleting the amount "$1,000,000" each time it appears and inserting in lieu thereof the amount "$500,000."

     1.6 Paragraph 10B of the Note Agreement is hereby amended by amending and restating in their entirety as set forth the definitions of "Revolving Loan Agreement" and "Subsidiary."

          "Revolving Loan Agreement" shall mean that certain
          Multicurrency Credit Agreement dated as of March 31, 1993 among the Company, Bank of America,

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          National Trust and Savings Association and certain
          other parties.

          "Subsidiary" shall mean, as to any Person, any corporation 100% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person either directly or through Subsidiaries.

     1.7 Paragraph 10B of the Note Agreement is hereby amended by deleting in their entirety the definitions of "Secured XL Debt" and "XL Merger Agreement".

     2.   Waiver.   Subject to the terms and conditions specified
herein, effective as of the Effective Date, the Holders which are signatories hereto hereby waive the Company's compliance with paragraph 6I of the Note Agreement solely with respect to the fiscal quarters ending April 1, July 1 and September 30, 1994.

     3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of the following conditions on April 1, 1994 or any other date on or before April 1, 1994 on which the Company and the Holders which are signatories hereto may mutually agree (the date upon which such conditions are satisfied being called the "Effective Date"):

     3.1  Execution and Delivery of Amendment by Holders.  This
Amendment shall have been executed and delivered by the Company and holders of at least 66-2/3% of the aggregate principal amount of the outstanding Notes.

     3.2 Representations and Warranties by the Company; No Default. The representations and warranties contained in Section
4 hereof and in paragraph 8 of the Note Agreement shall be true on and as of the Effective Date (and for purposes of this Amendment all references in such representations and warranties to "date of closing" or "closing" shall mean the Effective Date), both before and after giving effect to the effectiveness of this Amendment; there shall exist on the Effective Date no Event of Default or Default, both before and after giving effect to the effectiveness of this Amendment; and the Company shall have delivered to the Holders an Officer's Certificate, dated the Effective Date, to both such effects and demonstrating (with computations in reasonable detail) compliance as of March 4, 1994 with Paragraphs 6E, 6F, 6G, 6H and 6I (after taking into effect this Amendment) of the Note Agreement.

     3.3 Certain Payments. The Company shall have paid all expenses payable by the Company pursuant to paragraph 11B of the Agreement relating to the fees and expenses of the Holders' special counsel to the extent the Company has received an invoice therefor.

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     3.4  Amendment Permitted By Applicable Laws.  The transactions contemplated by this Amendment shall not violate any applicable law or governmental regulation and shall not subject the Holders to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Holders shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3.5 Payment of Fee. The Company shall have paid to each Holder a fee equal to such Holder's pro rata share (based on the proportion of the outstanding principal amount of the Notes held by such Holder) of $50,000.

     3.6 Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Holders which are signatories hereto, and the Holders shall have received all such counterpart originals or certified or other copies of such documents as the Holders which are signatories hereto may reasonably request.

     4. Representations and Warranties. The Company represents, covenants and warrants:

     4.1 Power and Authority. The Company is a corporation duly organized and existing in good standing under the laws of the state of its incorporation. The Company has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance by the Company of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and the Company has duly executed and delivered this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.2 No Conflicts. Neither the execution and delivery of this Amendment by the Company, nor the consummation of the transactions contemplated hereby, nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, the charter or by-laws of the Company, or any such Subsidiary, any award of any arbitrator or any agreement (including any Assigned Contract and agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any such Subsidiary is subject.

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     4.3  Governmental Consent.  No circumstance in connection with this Amendment is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Amendment or fulfillment of or compliance with the terms and provisions hereof or thereof.

     5.   Reference to the Effect on the Agreement.

     a. Upon the effectiveness of this Amendment, (i) each reference, if any, in the Note Agreement to "this Agreement," "hereunder," "hereof," or words of like import shall mean and be a reference to the Note Agreement as amended hereby and (ii) each reference to the Note Agreement in the other Transaction Documents shall mean and be a reference to the Note Agreement, as amended hereby.

     b. Except as specifically amended above, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

     c. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any provision of the Note Agreement nor a waiver of any right, power or remedy of the Holders, nor constitute a waiver of any provision of the Note Agreement or any other document, instrument or agreement executed and delivered in connection with the Note Agreement.

     6. Descriptive Headings. The descriptive headings of the several paragraphs of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     7. Governing Law. This Amendment has been delivered in and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois.

     8. Counterparts. This Amendment may be executed simulta-neously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

                   [Signature pages to follow]




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    IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first written above.



          STORAGE TECHNOLOGY CORPORATION

          By:  /s/ Gregory A. Tymn
          --------------------------------
          Title: Senior Vice President and
                 Chief Financial Officer

          THE TRAVELERS INSURANCE COMPANY     Aggregate Principal
                                             Amount of Notes Held
          By:  /s/ Thomas T. S. Li
          --------------------------------
          Title: Investment Officer               $19,000,000


          THE PHOENIX INSURANCE COMPANY

          By:  /s/ Thomas T.S. Li
          --------------------------------
          Title: Investment Officer               $ 7,000,000

          THE TRAVELERS INDEMNITY COMPANY

          By:  /s/ Thomas T.S. Li
          --------------------------------
          Title: Investment Officer               $ 3,000,000


          THE TRAVELERS LIFE AND ANNUITY COMPANY

          By:  /s/ Thomas T.S. Li
          --------------------------------
          Title: Investment Officer               $ 1,000,000


          PRINCIPAL MUTUAL LIFE INSURANCE
            COMPANY

          By:  /s/ Dennis D. Ballard
          --------------------------------
          Title: Counsel

          By:  /a/ Nora M. Everett
          --------------------------------
          Title: Counsel                          $20,000,000

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          CANADA LIFE ASSURANCE COMPANY

          By:
          --------------------------------
          Title:                                  $ 5,000,000

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